Exhibit 10.4

                      [Letterhead of URT Industries, Inc.]



                                  May 26, 1998




Mr. Allan Wolk
1180 East Hallandale Beach Boulevard
Hallandale, FL 33009

Dear Mr. Wolk:

     It is the purpose of this letter to confirm our agreement to further amend the Amended and Restated Employment Agreement, dated as of the first day of October, 1994 (the "Employment Agreement"), between URT Industries, Inc. ("URT"), and yourself ("Employee"), as previously amended pursuant to the letter agreement dated October 1, 1997 between URT and yourself, in the manner described below.

     1. Employee acknowledges having received salary compensation, during the six month period commencing March 30, 1997 and ending September 30, 1997, which is $16,666.67 less than the compensation to which he would otherwise be entitled, and agrees to forego such $16,666.67 in compensation.

     2. Employee acknowledges having received salary compensation, during the three month period commencing January 1, 1998 and ending March 28, 1998, which is $21,012 less than the compensation to which he would otherwise be entitled, and agrees to forego such $21,012 in compensation.

     Other than as set forth above, the Employment Agreement shall remain in full force and effect.

     Please sign below to confirm your agreement to the foregoing.

                                            Very truly yours,

                                            URT INDUSTRIES, INC.


                                            By:  /s/Brian Wolk
                                                 ------------------------------
                                                   Executive Vice President

AGREED TO AND APPROVED:


/s/ Allan Wolk
-----------------------------
          Allan Wolk